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                                                                  EXHIBIT B-8.85

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

     AMENDED AGREEMENT effective the 1st day of January, 2002 by and between Aetna Life Insurance and Annuity Company ("COMPANY"), T. Rowe Price Investment Services, Inc. ("DISTRIBUTOR") and T. Rowe Price Services, Inc. ("TRANSFER AGENT") (collectively "T. ROWE PRICE").

                                   WITNESSETH:

     WHEREAS, Company, Distributor and Transfer Agent signed a Participation Agreement dated October 10, 2000 and that Agreement is being amended herein.

     WHEREAS, All references to the servicing fee/payment being issued on a "quarterly" basis shall be amended to reflect a "monthly" basis throughout the Agreement.

     WHEREAS, the Schedule B shall be deleted in its entirety and replaced with the attached revised Schedule B.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended Agreement as of the date first above written.

AETNA LIFE INSURANCE AND ANNUITY             T. ROWE PRICE INVESTMENT
COMPANY                                      SERVICES, INC.

By:     Laurie M. Tillinghast                By:     /s/ Laura Chasney
       -----------------------------                ----------------------------
Name:   Laurie M. Tillinghast                Name:   Laura Chasney
       -----------------------------                ----------------------------
Title:  Vice President                       Title:  Vice President
       -----------------------------                ----------------------------
Date:   October 29, 2001                     Date:   October 9, 2001
       -----------------------------                ----------------------------


                                             T. ROWE PRICE SERVICES, INC.

                                             By:     /s/ Laura Chasney
                                                    ----------------------------
                                             Name:   Laura Chasney
                                                    ----------------------------
                                             Title:  Vice President
                                                    ----------------------------
                                             Date:   October 9, 2001
                                                    ----------------------------

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                                   SCHEDULE B

                               Fees to the Company

1.   ADMINISTRATIVE SERVICE FEES.

Administrative Services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Fund or the Distributor. The Distributor recognizes the Company as the sole shareholder of Fund shares issued under the Fund Participation Agreement, and that substantial savings will be derived in administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Distributor agrees to pay to the Company a servicing fee based on the annual rate of ___% (___% monthly) of the average net assets invested in the Funds through the Contracts in each calendar month. To calculate this payment, the Company's aggregate investment in the Funds (net asset value per share of each Fund multiplied by total number of shares held by the Company in each Fund) will be calculated for each calendar day during the entire month, and divided by the total number of calendar days during such month. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the month and such other supporting data as may be reasonably requested by the Company. The Funds reserve the right to decrease the payment made by any Fund with 30 days written notice to the Company.

2.   12b-1 FEES.

In accordance with the Fund's plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, the Distributor will make payments to the Company at an annual rate of ___% (___% monthly) of the average net assets invested in the Funds through the Contracts in each calendar month. To calculate this payment, the Company's aggregate investment in the Funds (net asset value per share of each Fund multiplied by total number of shares held by the Company in each Fund) will be calculated for each calendar day during the entire month, and divided by the total number of calendar days during such month. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the month and such other supporting data as may be reasonably requested by the Company.